                                                               Exhibit 23
                                                               ----------


                      CONSENT OF INDEPENDENT AUDITORS



TO THE STOCKHOLDERS AND BOARD OF
DIRECTORS OF KOXKA C.E., S.A.




We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-52987) and in the related Prospectus of Hussmann International, Inc., and in the Registration Statement (Form S-8 No. 333-44623) pertaining to the Hussmann International, Inc. Retirement Savings Plan for Hourly Employees and the Hussmann International, Inc. Retirement Savings Plan for Salaried Employees, the Registration Statement (Form S-8 No. 333-44799) pertaining to the Hussmann International, Inc. Stock Incentive Plan, and the Post-effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-58359) pertaining to the Hussmann International, Inc. Stock Incentive Plan of our report dated February 13, 1999, with respect to the consolidated financial statements of Koxka C.E., S.A. for the year ended December 31, 1998 included in the Current Report on Form 8-K Amendment No. 1 of Hussmann International, Inc. dated June 4, 1999.



/s/ Ernst & Young
Pamplona, Spain
June 3, 1999